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                                                                   EXHIBIT 10.29



                               PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT, entered into to be effective as of the 15th day of October, 1999, by and among VENTURE MOLD & ENGINEERING CORPORATION ("Purchaser"), and SHELBY AMERICAN, INC.("Seller").

RECITALS

     A. Seller is in the business of assembling specialty automobiles and has a principal plant in Las Vegas, Nevada.

     B. Purchase is in the global business of designing, engineering and manufacturing automobile parts, assemblies and specialty vehicles.

     C. Purchaser desires to purchase, and Seller desires to sell automobiles assembled by the Seller, subject to the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties agree as follows:

1. Purchase of Vehicles. Seller hereby agrees to sell to Purchaser the "Vehicles", which shall be TWO HUNDRED THIRTEEN (213) Shelby Series One automobiles to be further identified by serial number on Schedule 1 attached hereto.

2. Purchase Price.

   (A) In consideration of Seller's sale of the Vehicles to Purchaser, Seller shall receive consideration equal to the price tentatively determined to be SEVENTY FOUR THOUSAND DOLLARS ($74,000.00) per Vehicle from Purchaser (the "Purchase Price"). It is agreed that this price fairly reflects the following factors:

      (i) as of the Effective Date, the protected cost of production of the Vehicles ($79,000) -- provided, however, that this price shall be increased to reflect price increases imposed on other customers pursuant to their agreements to adjust the Vehicle purchase price to reflect changes related to final certification and commencement of production;

      (ii) a reduction equal to twenty thousand dollars ($20,000) from the advertised customer price to account for the fact that Seller will not have to pay any sales commissions; and

      (iii) a reduction of five thousand dollars ($5,000) to account for the fact that (x) Seller will have reduced marketing costs; (y) there is an elimination of the sales risk to Seller on the Vehicles and (z) the cost of capital to Purchaser for the progress payments made by it.

      The parties agree that the Purchase Price shall be adjusted by the agreement of the parties, or if the parties cannot agree, in an amount equal to the amount of any changes in price



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impose on other customers.  In no case shall the Purchase Price exceed the averaged price (less commission) charged to buyers of cars number 100 through 287 of the Shelby Series One.

3.  Payment.

       (A) (i) A total of fifty percent (50%) of the Purchase Price for each Vehicle shall be paid no later than five (5) days after notice of commencement of production (including acquisition of components) of such Vehicle.

       (ii) The remainder of the Purchase Price for each Vehicle shall be made by Purchaser as requested by Seller based on the stage of completion (including acquisition of components) of each of the Vehicles; provided, that Purchaser shall have the option to make earlier payments. In any case, the entire Purchase Price for each Vehicle shall be payable no later than upon completion of the Vehicle.

       (B) Payment credits shall reflect (i) progress payments towards the Vehicles and (ii), at Venture's option, amounts owed by Shelby to Venture under purchase orders for goods and services. From time to time, the parties may acknowledge such credits by reflecting the same on the attached Schedule 2, "PAYMENT CREDITS FOR PURCHASE OF VEHICLES".

3. Representation and Warranties of Seller. Seller hereby represents and warrants to Purchaser that (i) the Vehicles will contain the same warranties as to other customers and shall be transferable; and (ii) Seller will convey to Purchaser good and marketable title to each of the Vehicles, free of all liens and other encumbrances and claims, and (iii) Seller shall have the right to transfer and assign to Purchaser all of the Vehicles to be sold and transferred pursuant to this Agreement free of all liens and encumbrances.

4. Security Interest. Seller shall grant to Purchaser a security interest in all of its assets (and Seller agrees to execute appropriate instruments perfecting the same) to secure the progress payments which have been made by Purchaser for each of the Vehicles, until delivery of the completed Vehicles to Purchaser.

5. Transfer of Ownership. Title to each of the Vehicles shall vest in Purchaser on the commencement of production of each such Vehicle.

6. Purchaser's Option to Cancel. Purchaser shall have the option to terminate this Agreement and receive a return of its consideration in the case of:

       (i)    Filing of bankruptcy or other similar action regarding Seller;
       (ii) As to any Vehicle that becomes subject to a lien of any of Seller's creditors;
       (iii) As to any Vehicle which is substantially damaged or destroyed, unless repair or replacement is made within 30 days.

6. Entire Agreement. This Agreement (including the schedules attached hereto) represents the entire understanding and agreement among the parties with respect to the subject matter hereof, and supercedes any prior understandings and agreements among such parties with




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     respect to such subject matter. This Agreement can be amended, supplemented, or changed only by an instrument in writing which makes specific references to this Agreement and which is signed by each of the parties to this Agreement.

7. Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Michigan without regard to its conflict of law rules.

8.   Amendments: No Waivers.

          (a) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Purchaser and Seller, or in the case of a waiver, by the party against whom the waiver is to be effective.

          (b) No failure or delay by either party exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

IN WITNESS WHEREOF, the parties hereto have caused this Purchase Agreement to be duly executed and delivered as of the day and year first above written.

                                       SHELBY AMERICAN, INC.
                                       ("SELLER")

                                       By: /s/ Wayne Stocker
                                          --------------------------------------

                                       Its: Director Administration and Finance
                                           -------------------------------------

                                       VENTURE MOLD & ENGINEERING CORPORATION
                                       ("PURCHASER")

                                       By: /s/ James E. Butler
                                          --------------------------------------

                                       Its: Executive Vice President
                                           -------------------------------------




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